July 2, 2021

Neenah, Inc. Taking Further Actions to Accelerate Annual Revenue Growth, Profitability and Value Creation

Alpharetta, Ga. – Neenah, Inc. (NYSE: NP), a leading global manufacturer of specialty materials focused on filtration media, specialty coatings, engineered materials and imaging & packaging, today announced a number of operational changes consistent with the Company’s commitment to accelerating growth, strengthening margins, and creating value for customers and shareholders.

Actions include:

•Investing $13 million in new release liner coating capacity in support of its growing specialty coatings business and the recent ITASA acquisition
•Restarting an idled Fine Paper & Packaging asset in support of its premium packaging business
•Ceasing operations at its Appleton, Wisconsin facility

“These actions will drive accretive value and accelerate efforts toward our long-term revenue growth goal of 5% annually with strong, consistent margins. Both the investment in coating capacity for release liners and the start-up of an idled asset in support of premium packaging are aligned with our strategy to extend our capabilities into larger, growing markets with customers that value unique, premium solutions,” said Julie Schertell, Neenah’s President and Chief Executive Officer. “Closing a facility is always a difficult decision and not one we take lightly. This decision is not a reflection of our employees or their efforts, as the team has consistently worked hard to overcome obstacles, improve safety and drive results. We'll continue to provide innovative filtration solutions and serve customers from our other manufacturing facilities in Europe and North America.”

Schertell added, “I’m confident these footprint changes will unlock immediate value for our shareholders as we continue to transform Neenah into a faster growing, more profitable company. We remain focused on investing for growth, maintaining a strong balance sheet and providing meaningful shareholder returns.”

Financial implications associated with the closure of the Appleton facility include an estimated annual EBITDA benefit of $7 million to $8 million, excluding estimated one-time cash closure costs of $5 million to $6 million and one-time non-cash charges of approximately $45 million. Annual revenues are estimated to decrease by $20 million to $25 million from the closure. The facility is expected to be closed by the end of the third quarter of 2021.

The release liner coating capacity is planned to come on-line in mid-2023, providing necessary capacity to fuel growth in North America and Latin America. The Fine Paper & Packaging asset is expected to be restarted in the fourth quarter of 2021.

Additional information regarding these announced actions will be provided when Neenah, Inc. issues its second quarter 2021 earnings news release before the market opens on Thursday, August 5, followed by an earnings conference call with investors at 11 a.m. E.T. that day.

About Neenah, Inc.

Neenah is committed to manufacturing growth for its customers, end-users, shareholders and employees. With manufacturing facilities across North America, Europe and Asia, we are a leading global manufacturer of specialty materials serving customers across six continents, with headquarters in Alpharetta, Georgia. We are focused on growing in filtration media, specialty coatings, engineered materials and imaging & packaging. Our materials are found in a variety of products used every day, such as transportation and water filters, premium packaging of spirits, technology and beauty products, industrial labels, tapes and abrasives, and digital printing for high-end apparel. To learn more, please visit www.neenah.com

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking” statements as defined under the federal securities laws. Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the federal securities laws and caution is given to investors that any forward-looking statements are not guarantees or indicative of future performance. These forward-looking statements rely on a number of assumptions concerning future events and are subject to risks, uncertainties and other factors, many of which are outside the Company's control and could cause actual results to materially differ from such statements. Such risks, uncertainties and other factors include, but are not necessarily limited to, those set forth under the captions “Cautionary Note Regarding Forward-Looking Statements” and/or “Risk Factors” of the latest Form 10-K filed with the SEC as periodically updated by subsequently filed Form 10-Qs (these securities filings can be located at www.neenah.com). Unless specifically required by law, the Company assumes no obligation to update or revise these forward-looking statements to reflect new events or circumstances. These cautionary statements are being made with the intention of obtaining the benefits of the “safe harbor” provisions for forward-looking statements under the federal securities laws.

For investor inquiries, please contact:
Kyle Anderson
Vice President, Corporate Strategy and Investor Relations
Neenah, Inc.
(678) 518-3278
investors@neenah.com

For media inquiries, please contact:
Missy Elam
Director, Engagement and Communications
Neenah, Inc.
(678) 518-3263
media@neenah.com